UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 30, 2006
XO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On March 30, 2006, XO Holdings, Inc. (the “Company”) entered into a Waiver Agreement that waives compliance through March 31, 2007 with certain financial covenants under the Amended and Restated Credit and Guaranty Agreement, dated January 16, 2003 (as amended, supplemented or otherwise modified, and as it may be further amended, supplemented or otherwise modified), by and among XO Communications, LLC, a Delaware limited liability company (“XO LLC”), certain affiliates and subsidiaries of XO LLC, as Guarantors, the Lenders party thereto from time to time and Mizuho Corporate Bank, Ltd., as administrative agent. A copy of the Waiver Agreement is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On March 30, 2006, following the events described below, the Company and Elk Associates LLC (“Elk”) mutually agreed to terminate the Equity Purchase Agreement, dated as of November 4, 2005, as amended on March 1, 2006 (the “Purchase Agreement”), providing for the sale of the Company’s wireline telecommunications business to Elk, without any damages or any break-up fee.
     On March 27, 2006, Elk notified the Special Committee of the Company’s Board of Directors of its belief that pending litigation challenging the transaction will not end by July 3, 2006, the date on which Elk would have the right to terminate the Purchase Agreement. Elk also indicated that it intended to exercise its termination right on that date if the litigation remained pending. In addition, Elk expressed its willingness, in order to avoid unnecessary further distractions and costs to the Company, to mutually terminate the Purchase Agreement without seeking any damages or any break-up fee.
     The Special Committee met on March 28 and 29, 2006 and the Board of Directors met on March 29, 2006 to consider the situation and receive the recommendations of the Special Committee. On March 29, 2006, the Board of Directors authorized and directed the termination of the Purchase Agreement effective on April 3, 2006 unless the pending litigation was withdrawn. After a hearing before the Delaware Court of Chancery on March 29, 2006, and after additional communications with plaintiffs’ counsel, the Special Committee and the Board of Directors each met on March 30, 2006, and the Board of Directors, on the recommendation of the Special Committee, determined to mutually terminate the Purchase Agreement effective on March 30, 2006. A copy of the letter agreement effecting such termination is filed herewith as Exhibit 2.1 and is incorporated into this Item 1.02 by reference.
Section 8 — Other Events
Item 8.01 Other Events.
     On March 31, 2006, the Company issued a press release announcing the termination of the Purchase Agreement. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

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Section 9 — Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Description

2.1	Letter Agreement, dated March 30, 2006, between the Company and Elk Associates LLC

10.1	Waiver Agreement, dated March 30, 2006, between the Company and Arnos Corp., constituting Requisite Lenders

99.1	Press Release issued by the Company on March 31, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006	XO HOLDINGS, INC.
	By:	/s/ William Garrahan
		Name:	William Garrahan
		Title:	Senior Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Letter Agreement, dated March 30, 2006, between the Company and Elk Associates LLC

10.1	Waiver Agreement, dated March 30, 2006, between the Company and Arnos Corp., constituting Requisite Lenders

99.1	Press Release issued by the Company on March 31, 2006